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SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 11, 2002

Target Corporation (Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota		55403

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(612) 304-6073

FORM 8-K

Item 5. Other Events

        On April 11, 2002, Target Corporation (the "Corporation") issued a News Release relating to its March sales results. The News Release is attached hereto as Exhibit 99. Comments regarding the Corporation's sales results are provided periodically throughout the year on a recorded telephone message. The message may be accessed by dialing (612) 761-6500. Forward-looking statements in this release or on such recorded telephone messages should be considered in conjunction with the cautionary statements in Exhibit (99)C to the Corporation's 2000 Form 10-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Dated: April 11, 2002	By	/s/ Douglas A. Scovanner Douglas A. Scovanner Executive Vice President and Chief Financial Officer

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FORM 8-K
  Item 5. Other Events
SIGNATURES